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                                                                     EXHIBIT 4.7


                         REGISTRATION RIGHTS AGREEMENT


                 REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of April 9, 1998 between OPTEL, INC., a Delaware corporation (the "Company"), INTERACTIVE CABLE SYSTEMS, INC., a California corporation ("ICS"), Nomura Holding America, Inc. ("Nomura"), MCI Telecommunications Corporation ("MCI") (ICS, Nomura and MCI, collectively, the "Holder" and together with any Permitted Transferee, the "Holders").

                                   RECITALS:

                          On the date hereof, pursuant to the terms of the
Purchase Agreement, dated as of March 4, 1998, as amended through the date hereof (the "Purchase Agreement"), among ICS, ICS Licenses, Inc. and the Company, the Company has purchased the Business (as defined in the Purchase Agreement) from ICS and ICS Licenses, Inc. for consideration consisting of cash, Series B Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") and Class A Common Stock, par value $.01 per share, of the Company ("Common Stock"). The Common Stock held by ICS, Nomura and MCI on the date hereof and the Common Stock into which the Preferred Stock held by such Persons on the date hereof may be converted, and any Related Registrable Securities (as defined herein) are collectively referred to herein as the "Registrable Securities".

                 In that connection, the Company has agreed that the Holders shall have certain rights to require registration of Registrable Securities under the Securities Act of 1933, as amended (the "Securities Act"). These rights are set forth in this Agreement.

                 The parties therefore agree as follows:

                 1. Effective Date.  This Agreement shall become effective on the date hereof.

                 2.  Registration Under Securities Act, Etc.

                 2.1.     Registration on Request.

                          2.1.1.  Request.  If the Company has not completed an
initial public offering of its Common Stock (an "IPO") on or prior to the fourth anniversary of the date hereof, at any time after such fourth anniversary and prior to an IPO, upon the written request of one or more of the Holders who collectively hold not less than one-half of the Registrable Securities that the Company effect the registration under the Securities Act of all or part of the Registrable Securities, which request shall specify the intended method of disposition thereof and the number of Registrable Securities to be registered, the Company will use

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reasonable efforts in good faith to effect the registration under the
Securities Act, as promptly as is reasonably practicable (giving due regard to, among other things, the other provisions of this Agreement which affect the timing of such registration), of the Registrable Securities which the Company has been so requested to register by the Holders to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that the Company shall not be required to effect a registration pursuant to this Section
2.1 with respect to any Registrable Securities unless the request for registration covers Registrable Securities representing at least 50% of all Registrable Securities then held by the Holders. Whenever the Company shall effect a registration pursuant to this Section 2.1 upon the request of a Holder, it will give prompt written notice to each other Holder known to the Company of its intention to do so and of such Holders' rights under this
Section 2.1.1. Upon the written request of any such Holder received by the Company within 30 days after the date of any such notice to such Holder (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all Holders, to the extent requisite to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered.

                          2.1.2.  Expenses.  The Company will pay all
Registration Expenses in connection with any registration requested pursuant to this Section 2.1. All Selling Expenses in connection with any registration of Registrable Securities pursuant to this Section 2.1 shall be borne by the seller or sellers of such Registrable Securities in such proportions upon which such sellers may agree; provided, however, that if such sellers cannot otherwise agree, they shall bear such expenses (other than their individual counsel fees which shall be borne by them directly) in direct proportion to the number of Registrable Securities that they are seeking to have registered.

                          2.1.3.  Effective Registration Statement.  A
registration shall not be deemed to have been effected pursuant to this Section
2.1 or pursuant to Section 2.2 (a) unless a registration statement with respect thereto has become effective; provided, however, that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of any of the Holders shall be deemed to have been effected by the Company unless the Holders shall have elected to pay, and have in fact paid in full within 30 days after the Company has received notice of any Holder's refusal to proceed which results in a termination of the registered offering, all Registration Expenses in connection with such registration, (b) if after it has become effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason which results in a termination of the registered offering,
(c) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived, other than by reason of some act or omission by any of the Holders, or (d) if less than 10% of the Registrable




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Securities with respect to which registration has been requested by any Holder have been registered pursuant to such registration statement.

                          2.1.4.  Priority in Requested Registrations.  The
requested registration pursuant to this Section 2.1 shall not involve an underwritten offering unless the Company shall first give its written approval of each firm that acts as an underwriter in the offering, such approval not to be unreasonably withheld. If the requested registration pursuant to this
Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number or quantity of shares or securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Holders (such writing to state the basis of such opinion and the approximate number of shares or securities which may be included in such offering without such effect), the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (a) first, Registrable Securities requested to be included in such registration pursuant to Section 2.1.1 by the Holders (provided, however, that if the Company is so advised that less than all such Registrable Securities can be so sold in such offering, such Registrable Securities shall be included pro rata in proportion to the respective holdings of such Registrable Securities by the Holders, unless the Holders otherwise agree), and (b) second, such other securities of the Company which the Company, in its discretion, may designate, whether such securities are to be sold by the Company for its own account or are to be sold by other security holders of the Company. Notwithstanding the aforesaid or any other provision in this Agreement to the contrary, the right of the Holders to have first priority in a requested registration pursuant to
Section 2.1.1 is subject to other security holders registration rights which are in existence on the date hereof and may result in such other security holders ranking pari passu with the Holders.

                          2.1.5.  One Request.  After a registration statement
has become effective under this Section 2.1, the Holders shall not be entitled to make any further requests under this Section 2.1.

                          2.1.6.  Delays in Registration.  The Company may
delay the filing of a registration statement for up to 90 days if at the time of a request under this Section 2.1:

                          (a)     there is material undisclosed information
concerning the Company or any subsidiary of the Company which has not been disclosed for business reasons; or
                          (b)     the Company is about to commence an offering
of securities of the Company or any subsidiary of the Company and the investment banker for the Company shall advise the Company in writing (with a copy to the Holders) that, in its reasonable opinion, the offering contemplated by the Company would be adversely affected by the sale of Registrable Securities by the Holders;

provided, that if the Company exercises its rights under this Section 2.1.6, the Holders, acting by delivery to the Company of a written request of Holders holding a majority of the


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Registrable Securities prior to effectiveness of such registration statement, may revoke the request for registration under this Section 2.1.

                          2.1.7.  Suspension of Registration.  The Company may
suspend the effectiveness of any registration statement, including any registration statement filed pursuant to Section 2.2, or, without suspending such effectiveness, instruct the Holders that no sales of Registrable Securities included in such registration statement may be made if, in the Company's reasonable judgment, the Company would be required to disclose any actions taken or proposed to be taken by the Company, which disclosure would have a material adverse effect on the Company or on such actions (a "Suspension Period") by providing the Holders with written notice of such Suspension Period and the reasons therefor. The Company shall use its reasonable efforts to provide such notice a reasonable number of days prior to the commencement of a Suspension Period, provided that in any event the Company shall provide such notice no later than the commencement of such Suspension Period. The Suspension Period shall not exceed 90 days in any of the consecutive 365 day periods, commencing on the date hereof, during which the Holders are entitled to make a request pursuant to Section 2.1. In addition, the Company shall not be required to keep any registration statement effective, or may without suspending such effectiveness instruct the Holders included in such registration statement not to sell such Registrable Securities, during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales ("Supplemental Suspension Period") and such Supplemental Suspension Period shall not be included in the calculation of the Suspension Period referred to above. The Company shall give prompt written notice to the Holders of the termination of any Suspension Period or Supplemental Suspension Period.

                 2.2.  Incidental Registration.

                          2.2.1.  Right to Include Registrable Securities.  If
the Company at any time after an IPO proposes to register the sale by the Company for cash of any of its common stock of any class under the Securities Act (other than pursuant to Section 2.1) by a registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such forms solely for registration of shares in connection with an employee benefit plan or a merger, consolidation or other comparable acquisition), it will at such time give prompt written notice to the Holders of its intention to do so and of the Holders' rights under this Section 2.2. Upon the written request to register Registrable Securities in such registration by Holders owning not less than 50% of the Registrable Securities then outstanding made within 20 days after the date of any such notice (which request shall specify the intended method of disposition thereof), the Company will deliver a copy of such notice to all other Holders (which other Holders may elect to join in such request by delivering to the Company a written request therefor within 10 days after such delivery by the Company). The Company shall use its reasonable efforts to effect in good faith the registration under the Securities Act of all Registrable Securities owned by the Holders making or joining such request, to the extent requisite to permit the disposition (in accordance with the intended method or methods thereof


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as aforesaid) of the Registrable Securities so to be registered; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason or for no reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holders and, thereupon (a) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (b) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. The Company will pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 2.2. All Selling Expenses in connection with any registration of Registrable Securities pursuant to this
Section 2.2 shall be borne by the seller or sellers of such Registrable Securities in such proportions upon which such sellers may agree; provided, however, that if such sellers cannot otherwise agree, they shall bear such expenses (other than their individual counsel fees which shall be borne by them directly) in direct proportion to the number of Registrable Securities that they are seeking to have registered. The Holders shall be entitled to participate in three registrations under this Section 2.2, provided that (a) a Holder shall forfeit the right to one registration for each registration effected under this Section 2.2 in which such Holder does not request or join in a request for such registration and (b) if pursuant to Section 2.2.2, such Holders have been unable to dispose of all such Registrable Securities after three such registrations, the Holders shall be entitled to participate in such number of additional registrations pursuant to this Section 2.2 as may be required to dispose of all remaining Registrable Securities owned by such Holders, provided that no Holder shall be entitled to the benefit of clause (b) if it shall not have requested or joined in a request for registration made pursuant to this Section 2.2.

                          2.2.2.  Priority in Incidental Registrations.  If (a)
a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, to be distributed by or through one or more underwriters of recognized standing, and (b) the managing underwriter of such underwritten offering shall inform the Company in writing of its opinion that the number of securities requested to be included in such registration would materially adversely affect its ability to effect such offering (such opinion to state the reasons therefor and the approximate number of securities which may be included in such offering without such effect), then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, all securities proposed by the Company to be sold for the account of (x) a security holder exercising a demand registration right, if any, and (y) James A. Kofalt, pari passu, (ii) second, all securities proposed by the Company to be sold for its own account or the account of any security holders (excluding VPC and its affiliates) other than Registrable Securities, and (iii) third, all securities proposed by the Company to be sold for the account of VPC and its affiliates and such Registrable Securities requested to be included in such registration, pari passu (provided, however, that if the Company is so advised that less than all such Registrable


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Securities can be so sold in such offering, such Registrable Securities shall be included pro rata in proportion to the respective holdings of such Registrable Securities by the Holders, unless the Holders otherwise agree). Notwithstanding the aforesaid, if a registration pursuant to Section 2.2 does not involve a demand registration by a security holder of the Company, then securities proposed by the Company to be sold for the account of James A. Kofalt shall rank pari passu with securities proposed by the Company to be sold for its own account and the account of any security holders other than (x) VPC and its affiliates and (y) the Registrable Securities.

                 2.3.  Registration Procedures.

                          2.3.1.  Procedures.  If and whenever the Company is
required to use reasonable efforts in good faith to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as promptly as practicable under the circumstances:

                          (a)     prepare and file with the Commission the
requisite registration statement to effect such registration and thereafter use reasonable efforts in good faith to cause such registration statement to become effective, provided that the Company may discontinue any registration of securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2.1, securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                          (b)     prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for 60 days or such earlier time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in such registration statement, subject to any Suspension Period or Supplemental Suspension Period which will suspend any remaining portion of such 60-day period until termination of such Suspension Period or Supplemental Suspension Period;

                          (c)     promptly furnish to the Holders such number
of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed in accordance with Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Holders may reasonably request;

                          (d)     use reasonable efforts in good faith to
register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request,

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to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of its securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2.3.1(d) be obligated to be so qualified or to consent to general service of process or to the imposition of taxes on, or measured by, all or any part of the income of the Company, in any such jurisdiction;

                          (e)     use reasonable efforts in good faith to cause
all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities;

                          (f)     immediately notify the Holders, at any time
when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Holders of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                          (g)     furnish to the Holders at least two business
days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and not file any thereof to which the Holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                          (h)     otherwise use reasonable efforts in good
faith to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                          (i)     provide and cause to be maintained a transfer
agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

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                          (j)     use its best efforts to list all Registrable
Securities covered by such registration statement on the principal securities exchange on which Registrable Securities of the type covered by such registration statement are then listed;

                          (k)     notify Holders as to the filing of the
registration statement and of all amendments or supplements thereto filed prior to the effective date of said registration statement;

                          (l)     notify Holders promptly after the Company
shall receive notice thereof of the time when said registration statement became effective or when any amendment or supplement to any prospectus forming a part of said registration statement has been filed;

                          (m)     notify Holders promptly of any request by the
Commission for the amendment or supplementation of such registration statement or prospectus or for additional information; and

                          (n)     advise Holders promptly after the Company
shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued.

                          2.3.2.  Furnish Information.  The Company may require
the Holders to furnish the Company, and the Holders shall so furnish, such information regarding the Holders and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

                          2.3.3.  Discontinuance.  The Holders agree that upon
receipt by them of any notice from the Company of the happening of any event of the kind described in Section 2.3.1(f) or of any Suspension Period or Supplemental Suspension Period pursuant to Section 2.1.7, the Holders will forthwith discontinue the Holders' disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Holders' receipt, as the case may be, of the copies of the supplemented or amended prospectus contemplated by Section 2.3.1(f) or notice of the termination of such Suspension Period or Supplemental Suspension Period. If so directed by the Company, the Holders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Holders' possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice of an event described in Section 2.3.1(f).

                 2.4.  Underwritten Offerings.

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                          2.4.1.  Underwriting Agreement.  If requested by the
underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under Section 2.1 or 2.2, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms as are customarily contained in underwriting agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The Holders participating in such offering shall be parties to such underwriting agreement. The Holders shall be required to make such representations and warranties to and agreements with the Company and the underwriters as are customarily contained in underwriting agreements of this type, including, without limitation, representations, warranties and agreements, including indemnities, regarding the Holders, the Registrable Securities and the Holders' intended method or methods of distribution and any other representation required by law.

                          2.4.2.  Holdback Agreements.  The Holders agree by
acquisition of the Registrable Securities, if so required by the managing underwriter, not to effect any public sale or distribution of any Registrable Securities during the seven days prior to the date on which any underwritten registration pursuant to Section 2.1 or 2.2 becomes effective and the 180 days thereafter, except as part of such underwritten registration or to the extent that any of the Holders is prohibited by applicable law from agreeing to withhold Registrable Securities from sale or is acting in its capacity as an investment adviser.

                 2.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders, the underwriters, if any, and their respective counsel and accountants, the opportunity to consult with the Company with respect to the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, will give each of them such access to its books and records, and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, to conduct a reasonable investigation within the meaning of the Securities Act.

                 2.6.     Indemnification.

                          2.6.1.  Indemnification by the Company.  In the event
of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2.1 or 2.2, each Holder against any losses, claims, damages or liabilities to which such Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities are registered under the Securities Act, and preliminary prospectus, final prospectus


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or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and the Company will reimburse each of the Holders for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of the Holders specifically stating that it is for use in the preparation thereof; and provided further, however, that the Company shall not be liable to any of the Holders, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Holder's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and copies of such final prospectus were delivered to the Holders prior to the written confirmation of the sale of Registrable Securities to such Person asserting an untrue statement or alleged untrue statement or omission or alleged omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders and shall survive the transfer of such securities by the Holders.

                          2.6.2.  Indemnification by the Holders.  The Company
may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.1 or 2.2, that the Company shall have received an undertaking satisfactory to it from the Holders holding such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.6.1) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Holders for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Holders.

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                          2.6.3.  Contribution.  If for any reason the
foregoing indemnity is unavailable under either Section 2.6.1 or 2.6.2, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (b) if the allocation provided by subdivision (a) above is not permitted by applicable law or provides a lesser sum to the indemnified party than is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations, then in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other equitable considerations. Notwithstanding the foregoing, neither party shall be required to contribute any amount in excess of the amount the indemnifying party would have been required to pay to an indemnified party if the indemnity under this Section 2.6 was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                          2.6.4.  Notices of Claims, etc.  Promptly after
receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this
Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                          2.6.5.  Other Indemnification.  Indemnification or
contribution similar to that specified in the preceding subdivisions of this
Section 2.6 (with appropriate modifications) shall be given by the Company and the Holders with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                          2.6.6.  Indemnification Payments.  The
indemnification or contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                 3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                 Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                 Effective Period:  As defined in Section 1 of this Agreement.

                 Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any similar federal statute.

                 Person: A corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

                 Permitted Transferees: means any transferee permitted by the Stockholders Agreement other than pursuant to Sections 2.2(a)(i) and 2.2(a)(ii) of the Stockholders Agreement.

                 Registration Expenses: All expenses incurred by the Company in complying with Section 2, including, without limitation, all registration and filing fees, printing expenses, expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the Company and counsel for any underwriters of the offering, but excluding fees and disbursements of counsel representing the Holders), all fees and disbursements of counsel for the Company and any accountants' fees and expenses incident to or required by any such registration.

                 Related Registrable Securities: means, with respect to any shares of Common Stock or Preferred Stock held by the Holder on the date hereof and the Common Stock into which the Preferred Stock held by the Holder on the date hereof may be converted, any securities of the Company or any other Person issued or issuable with respect to any such shares of Common Stock or Preferred Stock, by way of a dividend or stock split or other distribution on shares of Common Stock or Preferred Stock or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                 Request Date: The date on which the Holders deliver a request for registration pursuant to Section 2.1.1.

                 Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.

                 Selling Expenses: All underwriting fees and commissions and any transfer or similar taxes to be incurred by any seller and all fees and disbursements of counsel for any seller (other than counsel described in the definition of "Registration Expenses").

                 Stockholder Agreement: means the Stockholder Agreement dated as of __________ ___, 1998 among the Company, VPC Corporation, Le Groupe Videotron Ltee and ICS, Nomura and MCI.

                 Supplemental Suspension Period:  As defined in Section 2.1.7.

                 Suspension Period:  As defined in Section 2.1.7.

                 Trading Day: Any day on which trading takes place on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or, if the Common Stock is not then listed or admitted to trading on a national securities exchange, any day on which trading takes place on the over-the-counter market and prices reflecting such trading are published by NASDAQ.

                 VPC:  means VPC Corporation, a Delaware corporation.

                 4. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders holding a majority of the Registrable Securities. The Holders shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

                 5. Nominees for Beneficial Owners. If any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement provided that the Company receives notice of such election from the beneficial owner and assurances reasonably satisfactory to the Company of such owner's beneficial ownership of such

Registrable Securities (which may, in the Company's discretion, consist of a written acknowledgment of such beneficial ownership from the nominee).

                 6. Notices. All communications provided for hereunder shall be in writing and sent by first-class mail and (a) if addressed to the Company, at 1111 West Mockingbird Lane, Dallas, Texas 75247, Attention: General Counsel,, with a copy to Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York, 10036, Attention: Eric Simonson, or at such other address, or to the attention of such other officer, as the Company shall have furnished in writing to the Holders, or (b) if to any of the Holders, to such address of such Holder as shall be shown on the record books of the Company.

                 7. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and permitted assigns and, with respect to the Holder, any holder of any Registrable Securities which acquires Registrable Securities not in violation of the Stockholder Agreement. This Agreement may not be assigned by the Company without prior written consent of the holders of a majority in interest of the Registrable Securities outstanding at the time such consent is requested.

                 8. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted or reference only and shall not limit or otherwise affect the meaning hereof.

                 9. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

                 10. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.



                                         OPTEL, INC.


                                         By: /s/ MICHAEL E. KATZENSTEIN
                                            ------------------------------------
                                            Name: Michael E. Katzenstein
                                            Title: Vice President Legal
                                                   Affairs, General Counsel and
                                                   Secretary

                                         By: /s/ STEPHEN DUBE
                                            ------------------------------------
                                            Name: Stephen Dube
                                            Title: Vice President Operations


                                         INTERACTIVE CABLE SYSTEMS, INC.


                                         By: /s/ KEVIN SCHOTTLAENDER
                                            ------------------------------------
                                            Name: Kevin Schottlaender
                                            Title: President

                                         NOMURA HOLDING AMERICA, INC.




                                         By: /s/ DENNIS DOLAN
                                            ------------------------------------
                                            Name: Dennis Dolan
                                            Title:   Managing Director


                                         MCI TELECOMMUNICATIONS CORPORATION


                                         By: /s/ WILLIAM ARMISTEAD
                                            ------------------------------------
                                         Name: William Armistead
                                         Title:   Vice President